Exhibit 99.1

ORBCOMM ANNOUNCES STOCK REPURCHASE PROGRAM OF UP TO $25 MILLION

Rochelle Park, NJ, August 5, 2019 – ORBCOMM Inc. (NASDAQ: ORBC), a global provider of Machine-to-Machine (M2M) and Internet of Things (IoT) solutions, today announced that its Board of Directors has authorized a stock repurchase program, under which ORBCOMM may repurchase up to $25 million of its outstanding common stock. The stock repurchase program has a duration of one year. Repurchases under the stock repurchase program will be funded from ORBCOMM’s existing cash and cash equivalents.

“This repurchase program demonstrates the Board’s confidence in our future and our commitment to delivering shareholder value,” said Marc Eisenberg, ORBCOMM’s Chief Executive Officer. “At present, based on the prospects of our business, we believe that buying back shares represents a good investment for shareholders.”

Under the stock repurchase program, ORBCOMM may purchase shares of its common stock through various means, including open market transactions and privately negotiated transactions. In addition, open market repurchases of common stock may be made pursuant to applicable security laws and regulations, including Rule 10b-18, as well as Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, which would permit common stock to be repurchased at a time that ORBCOMM might otherwise be precluded from doing so under insider trading laws or self-imposed trading restrictions. The number of shares and the timing of repurchases will be determined by ORBCOMM’s management at its discretion and will depend on a number of factors, including, but not limited to, stock price, trading volume and general market conditions, along with ORBCOMM’s working capital requirements, general business conditions, compliance with terms of ORBCOMM’s outstanding indebtedness, and other factors.  As of June 30, 2019, ORBCOMM had cash and cash equivalents of approximately $54.8 million. ORBCOMM had approximately 79,753,545 shares of common stock outstanding as of June 30, 2019.

There is no guarantee as to the number of shares that will be repurchased under the repurchase program, and the repurchase program may be modified, suspended or discontinued at any time without notice at ORBCOMM’s discretion.

About ORBCOMM Inc.

ORBCOMM is a global leader and innovator in the industrial Internet of Things, providing solutions that connect businesses to their assets to deliver increased visibility and operational efficiency. The company offers a broad set of asset monitoring and control solutions, including seamless satellite and cellular connectivity, unique hardware and powerful applications, all backed by end-to-end customer support, from installation to deployment to customer care. ORBCOMM has a diverse customer base including premier OEMs, solutions customers and channel partners spanning transportation, supply chain, warehousing and inventory, heavy equipment, maritime, natural resources, and government. For more information, visit www.orbcomm.com.

Forward-Looking Statements

Certain statements discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally relate to our plans, objectives and expectations for future events and include statements about our expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Such forward-looking statements, including those concerning the Company’s expectations, are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from the results, projected, expected or implied by the forward-looking statements, some of which are beyond the Company’s control, that may cause the Company’s actual results, performance or achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. In addition, specific consideration should be given to various factors described in Part I, Item 1A. “Risk Factors” and Part II, Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and elsewhere in our Annual Report on Form 10-K, and other documents, on file with the Securities and Exchange Commission. The Company undertakes no obligation to publicly revise any forward-looking statements or cautionary factors, except as required by law.

Contacts

Investor Inquiries:	Media Inquiries:
Aly Bonilla	Michelle Ferris
Vice President, Investor Relations	Director, Corporate Communications
ORBCOMM Inc.	ORBCOMM Inc.
703-433-6360	703-433-6516
bonilla.aly@orbcomm.com	ferris.michelle@orbcomm.com